UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report: February 24, 2014
Date of earliest event reported: February 18, 2014

EURAMAX HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-05978 (Commission File Number)	58-2502320 (I.R.S. Employer Identification Number)
303 Research Drive, Suite 400 Norcross, GA 30092 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:                 (770) 449-7066

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Euramax Holdings, Inc. (the “Company”) appointed Hugh Sawyer as interim President of the Company effective February 18, 2014, pursuant to an agreement (the “Agreement”) entered into by the Company with Huron Consulting Services LLC (“Huron”) on February 22, 2014. The Agreement provides that Huron will make Mr. Sawyer available to serve as the interim President of the Company and Mr. Sawyer will be responsible for the overall management of the Company’s operations, including leading the verification and implementation of certain financial, operational and strategic matters assigned by the Company’s Board of Directors (the “Board”). Mr. Sawyer will report directly to the Board.

In connection with Mr. Sawyer being appointed as the Company’s interim President, Michael Lundin stepped down as interim President and Chief Executive Officer effective February 18, 2014. Mr. Lundin will continue to serve as the Chairman of the Board.

The Agreement provides that the Company will pay Huron for Mr. Sawyer’s services on an hourly basis based on the actual hours that he works at a rate of $750 per hour (which may be adjusted from time to time), subject to the caps for aggregate billing that are set forth below. Huron will also bill the Company for typical and reasonable out-of-pocket direct expenses actually incurred by Mr. Sawyer (and other personnel made available by Huron pursuant to the Agreement); subject to the Company’s travel and business expense policy. The Agreement provides that, during the initial ten-week period of the Agreement, the hourly billing for all individuals providing services under the Agreement is capped at $250,000 per month, with an aggregate cap during the ten-week period of $625,000. There is no cap on out-of-pocket direct expenses at any time or on hourly billing following the initial ten-week consulting period.

While providing services pursuant to the Agreement, Mr. Sawyer will be entitled to the same paid time off as he would receive if he were an employee of the Company, subject to certain limitations, and the Agreement provides that the Company will indemnify Mr. Sawyer in a manner no less favorable than the Company indemnifies its other directors and officers. The Board may terminate the Agreement at any time without notice or penalty subject to the payment of any earned, but unpaid, fees or incurred expenses and Huron may terminate the Agreement for any reason on 30 days’ prior written notice.

Mr. Sawyer, 59, has been a Managing Director of Huron Consulting Group Inc. since January 2010.  He leads the Operational Improvement Service Line for Huron's Business Advisory Practice. From August 2007 through January 2010, Mr. Sawyer served as President of Legendary Inc., a premier developer and operator of hospitality, resort, retail, marine and real estate businesses. He has more than 35 years of experience leading operational improvements, turnarounds and mergers and acquisitions for both public and private companies across a diverse group of industries. He has served as the President or Chief Executive Officer of seven companies, including JHT Holdings Inc., Allied Holdings Inc., Aegis Communications Group Inc., National Linen Service Inc., The Cunningham Group Inc., and Wells Fargo Armored Service Corporation. Since 2012 Mr. Sawyer has served as a Director of Edison Mission Energy Inc. and JHT Holdings Inc. Mr. Sawyer has served as a Director of Energy Future Competitive Holdings Company LLC and Texas Competitive Electric Holdings Company LLC since 2013. He has previously served as a Director of Allied Holdings Inc., Paradise Island Holdings Limited, Neff Equipment Rental Corporation, Hines Horticulture Inc., Spiegel Inc., Aegis Communications Group Inc., International Computex Inc., Phoenix Communications Inc., and Guardian Armor, Inc.

The foregoing description of the Agreement is a summary and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Consulting Services Agreement by and between Euramax Holdings, Inc. and Huron Consulting Group LLC, dated February 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 24, 2014

EURAMAX HOLDINGS, INC.

By:	/s/ Shyam K. Reddy
Name: Shyam K. Reddy
Title: Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Services Agreement by and between Euramax Holdings, Inc. and Huron Consulting Group LLC, dated February 22, 2014.